Exhibit 4.21

THIRD AMENDMENT AND WAIVER
This THIRD AMENDMENT AND WAIVER, dated as of October 23, 2019 (this “Third Amendment”), is entered into by and among Celestica Inc., an Ontario corporation (the “Company”), Celestica International LP, an Ontario limited partnership, Celestica (USA) Inc., a Delaware corporation (together with the Company and Celestica International LP, the “Borrowers”), the Guarantors party hereto, the Lenders party hereto and Bank of America, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as defined below).
W I T N E S S E T H
WHEREAS, revolving credit and term loan facilities have been extended to the Borrowers (together with the Designated Borrowers party thereto from time to time) pursuant to that certain Credit Agreement, dated as of June 27, 2018 (as amended by that certain First Incremental Facility Amendment, dated as of November 14, 2018, as further amended by that certain Second Amendment, dated as of December 21, 2018 and as further amended, modified, increased, extended, restated, renewed, replaced and/or supplemented from time to time prior to the date hereof, the “Credit Agreement”), by and among the Borrowers (including any such Designated Borrowers), the Guarantors identified therein, the Lenders identified therein and the Administrative Agent;
WHEREAS, the U.S. Obligors that are not Specified U.S. Obligors have entered into that certain U.S. Security and Pledge Agreement, dated as of June 27, 2018 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Domestic U.S. Security Agreement”) in favor of the Administrative Agent;
WHEREAS, the Specified U.S. Obligors have entered into that certain Specified U.S. Security and Pledge Agreement, dated as of June 27, 2018 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Specified U.S. Security Agreement”) in favor of the Administrative Agent;
WHEREAS, the Company and certain other Non-U.S. Obligors have entered into that certain Canadian Security and Pledge Agreement, dated as of June 27, 2018 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Canadian Security Agreement”) in favor of the Administrative Agent;
WHEREAS, the Company has informed the Administrative Agent that from February 4, 2019 through May 28, 2019, the Company made, directly or indirectly, cash payments to certain holders of subordinate voting shares of capital stock issued by the Company in the aggregate amount of $67,318,250.13 in connection with a normal course issuer bid announced by the Company on December 14, 2018 (all such payments, collectively, the “Specified Payments” and each such payment, a “Specified Payment”);
WHEREAS, each Specified Payment constituted a Restricted Payment as such term is defined in Section 1.01 of the Credit Agreement;
WHEREAS, the Company has further informed the Administrative Agent that the Specified Payments made between May 1, 2019 and May 28, 2019 (totaling $17,318,250.13 in the aggregate) (collectively, the “Prohibited Specified Payments”) were made when (i) the Consolidated Secured Leverage Ratio exceeded 2.50:1.00 after giving effect thereto on a Pro Forma Basis and (ii) the $50,000,000 basket amount under Section 7.06(e)(i) of the Credit Agreement already had been fully utilized, and that as a result the Prohibited

Specified Payments were not permitted under Section 7.06 of the Credit Agreement;
WHEREAS, the Company has further informed the Administrative Agent that (i) an Event of Default has occurred and is continuing under Section 8.01(b) of the Credit Agreement as a result of the making of each of the Prohibited Specified Payments (any such Event of Default described in this clause (i), a “Prohibited Specified Payment Event of Default”), (ii) one or more Events of Default may have occurred and be continuing under Section 8.01(b) of the Credit Agreement as a result of the making of Dispositions in reliance on Section 7.05(y) of the Credit Agreement notwithstanding the existence and continuance, at the time of each such Disposition, of (A) any Prohibited Specified Payment Event of Default and (B) any Default or Event of Default arising directly, and solely resulting, from the making of the Prohibited Specified Payments (or arising directly, and resulting from any other Default or Event of Default that arose directly, and solely resulted from, the making of the Prohibited Specified Payments) (any Event of Default described in this clause (ii)(B), a “Related Event of Default”), (iii) an Event of Default has occurred and is continuing under Section 8.01(d) of the Credit Agreement as a result of the making, in each case pursuant to Section 4.02 of the Credit Agreement upon the making of each Request for Credit Extension since May 1, 2019, of the representations and warranties contained in Sections 4.02 and 5.07 of the Credit Agreement that no Default or Event of Default has occurred and is continuing as of such date, in each case notwithstanding the existence and continuance, as of such date, of any Prohibited Specified Payment Event of Default and any Related Event of Default and (iv) one or more Defaults or Events of Default may have occurred and be continuing under Section 8.01(e) of the Credit Agreement as a result (A) one or more cross-defaults to any Indebtedness (other than Indebtedness under the Credit Agreement and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount and/or (B) the occurrence (or, with the giving of notice, an occurrence) under one or more Swap Contracts of an “Early Termination Date” (as defined in the applicable Swap Contract) where the Swap Termination Value under such Swap Contract is greater than the Threshold Amount, in each case as a result of any Prohibited Specified Payment Event of Default and/or any Related Event of Default (any such Default or Event of Default described in this clause (iii), a “Specified Cross-Default”) (the Defaults and Events of Default described in the foregoing clauses (i) through (iv), together with any other Related Event of Default, collectively, the “Specified Events of Default”);
WHEREAS, the Company has requested that the Specified Events of Default be waived and that the Credit Agreement be amended as set forth below; and
WHEREAS, the Lenders (by act of the Required Lenders and the Required Revolving Lenders) are willing to waive the Specified Events of Default and to amend the Credit Agreement, in each case subject to the terms and conditions specified in this Third Amendment;
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Waiver.
1.1.    Waiver of Specified Events of Default. Subject to Section 1.2 and to the satisfaction of all of the terms and conditions set forth in this Third Amendment, the Lenders party hereto hereby waive each Specified Event of Default and agree that, with respect to each Specified Event of Default, such Specified Event of Default is no longer continuing for purposes of the Credit Agreement and the other Loan Documents; provided that, notwithstanding anything to the contrary in the foregoing, the waiver of any Specified Cross-Default shall be effective only to the extent that a waiver of the corresponding default or event of default (or other similar term) under the applicable Indebtedness or Swap Contract, as applicable, has been provided to the Company and/or any of its Subsidiaries, as applicable, by the holder(s) of the applicable Indebtedness or applicable Swap Contract, as applicable, in accordance with the terms of the documentation governing such Indebtedness or such Swap Contract, as applicable.
1.2.    Effectiveness of Waiver. This waiver shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default other than as specifically waived herein nor as a waiver of any breach, Default or Event of Default that is not a Specified Event of Default, (b) be deemed to constitute a waiver of any Loan Party’s obligation to comply fully with any duty, term, condition, obligation or covenant contained in any Loan Document, (c) affect the right of the Administrative Agent or the Lenders to demand compliance by the Loan Parties with all terms and conditions of the Loan Documents, except as specifically modified or waived by this Third Amendment, (d) be deemed a waiver of any transaction or future action on the part of the Loan Parties requiring the consent or approval under the Loan Documents of the Lenders, the Required Lenders or the Required Revolving Lenders, or (e) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default (other than a Specified Event of Default) which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.
2.    Amendments to the Credit Agreement. The Credit Agreement is hereby amended in the following respects:
2.1.    In Section 7.02 of the Credit Agreement, clause (v) of such Section is amended to include the following text immediately prior to the period therein:
(for purposes of clarity, the amount of any Investment made in reliance on the immediately preceding clause (ii) and permitted thereunder at such time shall not be included in any calculation of the amount available in the immediately preceding clause (i))
2.2.    In Section 7.06 of the Credit Agreement, clause (e) of such Section is amended to include the following text immediately prior to the semicolon preceding the proviso therein:
(for purposes of clarity, the amount of any Restricted Payment made in reliance on the immediately preceding clause (ii) and permitted thereunder at such time shall not be included in any calculation of the amount available in the immediately preceding clause (i))

2.3.    Article X of the Credit Agreement is amended by inserting a new Section 10.23 at the end of such Article as follows:
10.23 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S.
Special Resolution Regime”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.23, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

3.    Amendment to the Domestic U.S. Security Agreement. The Domestic U.S. Security Agreement is hereby amended by inserting a new Section 24 at the end of the Domestic U.S. Security Agreement to read as follows:
24.    Acknowledgement.    Section 10.23 of the Credit Agreement is
incorporated herein by reference, mutatis mutandis.
4.Amendment to the Specified U.S. Security Agreement. The Specified U.S. Security Agreement is hereby amended by inserting a new Section 24 at the end of the Specified U.S. Security Agreement to read as follows:
24.    Acknowledgement.    Section 10.23 of the Credit Agreement is
incorporated herein by reference, mutatis mutandis.
5.Amendment to the Canadian Security Agreement. The Canadian Security Agreement is hereby amended by inserting a new Section 27 at the end of the Canadian Security Agreement to read as follows:
27.    Acknowledgement.    Section 10.23 of the Credit Agreement is
incorporated herein by reference, mutatis mutandis.
6.Conditions Precedent. This Third Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent, in each case, in a manner reasonably satisfactory to the Administrative Agent:
6.1.    Third Amendment. Receipt by the Administrative Agent of executed counterparts of this Third Amendment properly executed by a Responsible Officer of each Loan Party and by the Required Lenders, the Required Revolving Lenders and the Administrative Agent.
6.2.    Fees. Receipt by the Administrative Agent of any fees required to be paid on or before the date of this Third Amendment.
6.3.    Attorney Costs. The Loan Parties shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent to the extent such fees, charges and disbursements are incurred in connection with this Third Amendment to the extent invoiced prior to or on the date hereof.

7.Reaffirmation. The Loan Parties hereby acknowledge and reaffirm that: (a) they are bound by all of the terms of the Loan Documents to which they are party; (b) this Third Amendment does not operate to reduce or discharge, or constitute a novation of, their obligations under the Loan Documents; and (c) they are responsible for the observance and full performance of all Obligations, including, without limitation, the repayment of the Loans and reimbursement of any drawings on any Letter of Credit. Furthermore, the Loan Parties acknowledge and confirm that the Liens and security interests referred to in the Credit Agreement (as modified by this Third Amendment) are created and granted in favor of the Administrative Agent pursuant to the Collateral Documents and/or other Loan Documents and are valid and subsisting, and agree that this Third Amendment is not intended to, and does not, adversely affect or impair, or constitute a novation of, such liens and security interests in any manner.

8.    Miscellaneous.
8.1.    The Credit Agreement (as modified by this Third Amendment) and the obligations of the Loan Parties thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Third Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of any Loan Document or a waiver by the Administrative Agent, any Lender or any L/C Issuer of any rights and remedies under the Loan Documents, at law or in equity.
8.2.    Each of the Loan Parties hereby represents and warrants to the Administrative Agent, the Lenders and the L/C Issuers as follows:
(a)The execution, delivery and performance by such Loan Party of this Third Amendment (i) has been duly authorized by all necessary corporate or other organizational action and (ii) does not and will not (A) contravene the terms of such Person’s Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens under the Loan Documents) under, or require any payment to be made under (x) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any Restricted Subsidiary, or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (C) violate any material Law.
(b)This Third Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable Debtor Relief Laws or by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(c)No material approval, consent, exemption, authorization, or other material action by, or material notice to, or material filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Third Amendment other than those that have already been obtained and are in full force and effect.

(d)After giving effect to this Third Amendment, (i) the representations and warranties of such Loan Party contained in the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) as of such earlier date (and except that the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement), and (ii) no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

8.3.    This Third Amendment shall constitute a Loan Document for all purposes.
8.4.    This Third Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Third Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to Section 6, this Third Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Third Amendment by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Third Amendment.
8.5.    The provisions of this Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Credit Agreement.
8.6. THE TERMS OF SECTIONS 10.14 (GOVERNING LAW; JURISDICTION; ETC.) AND 10.16 (WAIVER OF JURY TRIAL) OF THE CREDIT AGREEMENT (AS MODIFIED BY THIS THIRD AMENDMENT) ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.
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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Third Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	CELESTICA INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Executive Vice President & Chief Financial Officer
CELESTICA INTERNATIONAL LP,
an Ontario limited partnership, by its general partner,
CELESTICA INTERNATIONAL GP INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Chief Financial Officer
CELESTICA (USA) INC.,
a Delaware corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     President
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THIRD AMENDMENT
CELESTICA INC.

U.S. GUARANTORS:	CELESTICA (USA) INC.,
a Delaware corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     President
CELESTICA LLC,
a Delaware corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Executive Vice President
CELESTICA OREGON LLC,
a Delaware corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Executive Vice President
CELESTICA PRECISION MACHINING LTD.,
a California corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     President
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THIRD AMENDMENT
CELESTICA INC.

IRON MAN ACQUISITION INC.,
a Delaware corporation
By:     /s/ Robert Mionis
Name:     Robert Mionis
Title:     President
ABELCONN HOLDINGS, LLC,
a Delaware limited liability company
By:     /s/ Christopher Milano
Name:     Christopher Milano
Title:     President and Chief Executive Officer
ABELCONN, LLC,
a Delaware limited liability company
By:     /s/ Christopher Milano
Name:     Christopher Milano
Title:     President and Chief Executive Officer
ATRENNE COMPUTING SOLUTIONS, LLC,
a Delaware limited liability company
By:     /s/ Chris A. Boutilier
Name:     Chris A. Boutilier
Title:     President and Chief Executive Officer
ATRENNE INTEGRATED SOLUTIONS, INC.,
a Delaware corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Treasurer
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THIRD AMENDMENT
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EXT HOLDING, LLC,
a Delaware limited liability company
By:     /s/ Chris A. Boutilier
Name:     Chris A. Boutilier
Title:     President and Chief Executive Officer
IMPAKT HOLDINGS, LLC,
a Delaware limited liability company

By:     /s/ Greg Marvell
Name: Greg Marvell
Title: President
A-1 MACHINE MANUFACTURING INCORPORATED,
a California corporation

By:     /s/ Greg Marvell
Name: Greg Marvell
Title: President
SUN SURFACE TECHNOLOGY,
a California corporation

By:     /s/ Greg Marvell
Name: Greg Marvell
Title: President
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THIRD AMENDMENT
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NON-U.S. GUARANTORS:        CELESTICA INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Executive Vice President & Chief Financial Officer
CELESTICA INTERNATIONAL LP,
an Ontario limited partnership, by its general partner,
CELESTICA INTERNATIONAL GP INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Chief Financial Officer
1282088 ONTARIO INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Chief Financial Officer & Corporate Treasurer
1287347 ONTARIO INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Chief Financial Officer & Corporate Treasurer
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THIRD AMENDMENT
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2480333 ONTARIO INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Chief Financial Officer & Corporate Treasurer
3265598 NOVA SCOTIA COMPANY,
a Nova Scotia unlimited company
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Chief Financial Officer & Corporate Treasurer
CELESTICA INTERNATIONAL GP INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Chief Financial Officer
CELESTICA INTERNATIONAL INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla

Title:	Executive Vice-President, Finance & Chief Financial Officer
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THIRD AMENDMENT
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1204362 ONTARIO INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Chief Financial Officer & Corporate Treasurer
2281302 ONTARIO INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Chief Financial Officer & Corporate Treasurer
MSL SPV SPAIN, INC.,
a Delaware corporation
By:     /s/ Elizabeth DelBianco
Name:     Elizabeth DelBianco
Title:     President
EXTRUSION TECHNOLOGY PRC HOLDINGS, LLC,
a Delaware limited liability company
By:     /s/ Chris A. Boutilier
Name: Chris A. Boutilier
Title:     President and Chief Executive Officer
CELESTICA CAYMAN HOLDINGS 1 LIMITED,
a Cayman Islands corporation
By:     /s/ Charles Poon
Name:     Charles Poon
Title:     Director
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CELESTICA CAYMAN HOLDINGS 2 LIMITED,
a Cayman Islands corporation
By:     /s/ Charles Poon
Name:     Charles Poon
Title:     Director
CELESTICA CAYMAN HOLDINGS 9 LIMITED,
a Cayman Islands corporation
By:     /s/ Charles Poon
Name:     Charles Poon
Title:     Director
CELESTICA LIMITED,
a company incorporated in England and Wales
By:     /s/ Ioana Mariana Balint
Name:     Ioana Mariana Balint
Title:     Director

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CELESTICA INC.

ADMINISTRATIVE AGENT:        BANK OF AMERICA, N.A.,
as Administrative Agent and on behalf of each consenting
Lender holding a portion of Term B Loans and Incremental Term B-2 Loans
By:     /s/ Anthony W. Kell
Name:    Anthony W. Kell
Title:    Vice President
LENDERS:                BANK OF AMERICA, N.A.,
as a Lender, an L/C Issuer and Swing Line Lender
By:     /s/ Amanuel Assefa
Name:    Amanuel Assefa
Title:    Vice President
BANK OF AMERICA, N.A.,
acting through its Canada Branch,
as a Lender
By:     /s/ Medina Sales de Andrade
Name:     Medina Sales de Andrade
Title:     Vice President
CANADIAN IMPERIAL BANK OF COMMERCE,
as a Lender and an L/C Issuer
By:     /s/ Stephen Redding
Name:     Stephen Redding
Title:     Managing Director
By:     /s/ Martin Danaj
Name:     Martin Danaj
Title:      Director
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CELESTICA INC.

CITIBANK, N.A., CANADIAN BRANCH,
as a Lender and an L/C Issuer
By:     /s/ Daljeet Lamba
Name:     Daljeet Lamba
Title:     Authorized Signatory
THE BANK OF NOVA SCOTIA,
as a Lender
By:     /s/ Eddy Popp
Name:     Eddy Popp
Title:     Director
By:     /s/ Eduardo E. Bejarano
Name:     Eduardo E. Bejarano
Title:     Associate
MUFG BANK, LTD., CANADA BRANCH,
as a Lender
By:     /s/ Samin Atique
Name:     Samin Atique
Title:     Managing Director
ROYAL BANK OF CANADA,
as a Lender
By:     /s/ Mike Elsey
Name:     Mike Elsey
Title:     Authorized Signatory
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CELESTICA INC.

EXPORT DEVELOPMENT CANADA,
as a Lender
By:     /s/ Guillaume Couture
Name:     Guillaume Couture
Title:     Senior Associate
By:     /s/ Shahbaz Syed
Name:     Shahbaz Syed
Title:     Financing Manager
ICICI BANK CANADA,
as a Lender
By:     /s/ Anthony Coulthard
Name:     Anthony Coulthard
Title:     Senior Vice President
By:     /s/ Lester Fernandes
Name:     Lester Fernandes
Title:     Assistant Vice President

THIRD AMENDMENT
CELESTICA INC.